UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Joint Development Agreement with ExxonMobil Research and Engineering Company

FuelCell Energy, Inc. (the “Company”) entered into a two-year Joint Development Agreement (“JDA”) with ExxonMobil Research and Engineering Company (“EMRE”), effective as of October 31, 2019, pursuant to which the Company will continue exclusive research and development efforts with EMRE to evaluate and develop new and/or improved carbonate fuel cells to reduce carbon dioxide emissions from industrial and power sources, in exchange for (a) payment of (i) an exclusivity and technology access fee of $5,000,000, (ii) research costs of up to $45,000,000, and (iii) milestone-based payments of up to $10,000,000 after certain deliverables are met, and (b) licenses to (i) Program Results (as defined below) developed through the JDA for power and hydrogen applications and (ii) EMRE background intellectual property to practice existing and new carbonate fuel cell technology for power and hydrogen applications.

Pursuant and subject to the terms of the JDA, EMRE will solely own the information, patents and patent applications, and copyrightable works resulting from the JDA (collectively, “Program Results”).

Under the JDA, with respect to Program Results, EMRE grants the Company (a) a worldwide, non-exclusive, royalty-free, non-transferable (except as set forth in the JDA), non-sub-licensable (except as set forth in the JDA) right and license to practice Program Results solely to conduct research and development for the purposes of the JDA; and (b) a worldwide, non-exclusive, royalty-free, perpetual, irrevocable (except as set forth in the JDA), sub-licensable, non-transferable (except as set forth in the JDA), right and license to practice Program Results solely for power generation and hydrogen applications.  In addition, if EMRE notifies the Company that it has formally decided not to pursue new carbonate fuel cell technology (as set forth in the JDA) for carbon capture applications, then, upon the Company’s written request, EMRE will negotiate a grant to the Company, under commercially reasonable terms to be determined in good faith, of a worldwide, non-exclusive, royalty-bearing (with the royalty to be negotiated), non-sub-licensable (except as set forth in the JDA), non-transferable (except as set forth in the JDA), right and license to practice Program Results solely for carbon capture applications.

With respect to Company background intellectual property, to the extent not already granted pursuant to the existing license agreement between the Company and EMRE, which was effective as of June 11, 2019, the Company grants EMRE and its affiliates a worldwide, non-exclusive, royalty-free, irrevocable, perpetual, sub-licensable, non-transferable (except as set forth in the JDA) right and license to practice Company background intellectual property for new carbonate fuel cell technology (as set forth in the JDA) in carbon capture applications and hydrogen applications.  In addition, if the Company notifies EMRE that it has formally decided not to pursue new carbonate fuel cell technology (as set forth in the JDA) for power generation applications, then, upon EMRE’s written request, the Company will negotiate a grant to EMRE and its affiliates, under commercially reasonable terms to be determined in good faith, of a worldwide, royalty-bearing (with the royalty to be negotiated), non-exclusive, sub-licensable right and license to practice Company background intellectual property for new carbonate fuel cell technology (as set forth in the JDA) in any application outside of carbon capture applications and hydrogen applications.

With respect to EMRE background intellectual property, EMRE grants the Company (a) a worldwide, non-exclusive, royalty-free, non-sub-licensable (except as set forth in the JDA), perpetual, irrevocable (except as set forth in the JDA), non-transferable (except as set forth in the JDA) right and license to practice EMRE background intellectual property for existing carbonate fuel cell technology in any applications outside of carbon capture applications; (b) a worldwide, non-exclusive, royalty-free, non-sub-licensable (except as set forth in the JDA), perpetual, irrevocable (except as set forth in the JDA), non-transferable (except as set forth in the JDA) right and license to practice EMRE background intellectual property for existing carbonate fuel cell technology in carbon capture applications, solely to conduct authorized projects (as set forth in the JDA); and (c) a worldwide, non-exclusive, royalty-free, non-sub-licensable (except as set forth in the JDA), perpetual, irrevocable (except as set forth in the JDA), non-transferable (except as set forth in the JDA) right and license to practice EMRE background intellectual property for new carbonate fuel cell technology (as set forth in the JDA) in power applications and hydrogen applications.  In addition, (i) if EMRE fails to notify the Company before the end of the term of the JDA of EMRE’s intent to negotiate a subsequent or follow-on commercial agreement, EMRE will negotiate a grant to the Company, under commercially reasonable terms to be determined in good faith, of a worldwide, royalty-free, non-exclusive, non-sub-licensable (except as set forth in the JDA) right and license to practice EMRE background intellectual property for existing carbonate fuel cell technology in carbon capture applications; and (ii) if EMRE notifies the Company that it has formally decided not to pursue new carbonate fuel cell technology (as set forth in the JDA) for carbon capture applications, then, upon the Company’s written request, EMRE will negotiate a grant to the Company, under commercially reasonable terms to be determined in good faith, of a worldwide, royalty-bearing (with the royalty to be negotiated), non-exclusive, sub-licensable, right and license to practice EMRE background intellectual property for new carbonate fuel cell technology in any application outside of power applications and hydrogen applications.

Either party may terminate the JDA on 60 days written notice or for failure to perform by the other party upon written notice and after a 30 day cure period, which cure period is extendable to an additional 60 days where the defaulting party has commenced and is diligently pursuing efforts to cure. In addition, EMRE may terminate the JDA upon 15 days written notice if the Company undergoes a Change in Control (as defined in the JDA). In the event of termination for Change in Control, EMRE may terminate any licenses granted to the Company that would otherwise survive termination, taking into account the circumstances surrounding the Change in Control. EMRE may also terminate the JDA upon 15 days written notice in certain bankruptcy events of the Company, in which event, and subject to EMRE’s waiver (in its sole discretion) any licenses granted to the Company that would otherwise survive the termination will automatically terminate.

The foregoing summary of the terms of the JDA does not purport to be complete and is qualified in its entirety by reference to the full text of the JDA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facility with Orion Energy Partners Investment Agent, LLC and Related Agreements

Credit Facility

On October 31, 2019, the Company (and certain of its subsidiaries as guarantors) entered into a Credit Agreement (the “Credit Agreement”) with Orion Energy Partners Investment Agent, LLC, as Administrative Agent and Collateral Agent (the “Agent”), and its affiliates, Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., and Orion Energy Credit Opportunities Fund II PV, L.P. (collectively, the “Lenders”) regarding a $200,000,000 senior secured credit facility (the “Facility”), structured as a delayed draw term loan, to be provided by the Lenders.  In conjunction with the closing of the Facility, on October 31, 2019, the Company drew down $14,500,000 (the “Initial Funding”) to fully repay debt outstanding with NRG Energy, Inc. (“NRG”) and Generate Lending, LLC (“Generate”) and to fund dividends to be paid to the holders of the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) on or before November 15, 2019.  The balance of the Initial Funding was used primarily to pay third party costs and expenses associated with closing on the Facility.

The Initial Funding is secured by corporate assets as described in the Pledge and Security Agreement among the Company, certain of its subsidiaries as guarantors, and the Agent (the “Pledge and Security Agreement”), including the Company’s intellectual property assets and the Company’s interest in certain fuel cell projects owned by the Company, but not including liens on certain of the Company’s assets and projects which are currently subject to other third party financing and for which none of the proceeds of the Initial Funding were applied (“Excluded Assets”). Those corporate subsidiaries whose assets are pledged to the Agent as part of the collateral are also corporate guarantors of the Facility.  As of the Initial Funding, the following projects whose assets are not pledged as collateral for the Facility are included in Excluded Assets: (a) the Bridgeport Project; (b) the Pfizer Project; (c) the Riverside Regional Water Quality Control Project; (d) the Santa Rita Jail Project; (e) the Triangle Street Project; (f) the UC Irvine Medical Center Project; (g) the CCSU Project and (h) the Groton Project. These projects continue to be subject to financing arrangements that are in existence with other third parties. Additionally, the Company’s corporate headquarters at 3 Great Pasture Road, Danbury, Connecticut and certain scheduled equipment previously pledged to the State of Connecticut to secure the $10,000,000 State of Connecticut loan used to complete the expansion of the Company’s Torrington manufacturing facility are Excluded Assets.

Subject to the satisfaction of certain conditions precedent, a second draw (the “Second Funding”) of $65,500,000 will be made on or about November 22, 2019 to fully repay outstanding third party debt of the Company with respect to certain other Company projects, including to repay the outstanding construction loan to Fifth Third Bank on the Groton Project and the outstanding loan to Webster Bank on the CCSU Project as well as to fund remaining going forward construction costs and anticipated capital expenditures relating to the Groton Project (a 7.4 MW project), the LIPA Yaphank Solid Waste Management Project (a 7.4 MW project), the Tulare BioMAT project (a 2.8 MW project), and the Bolthouse Project (a 5.0 MW project).   Simultaneously with the Second Funding, the lien on the Company’s intellectual property assets will be released and a lien will be granted to the Agent to secure the Facility on the assets of the Groton Project and CCSU Project as well as with respect to the equity interests in such project companies. Conditions precedent to the Second Funding include issuance of the Second Funding Warrants (as described below), the submission of certain operating budgets, the obtaining of all material authorizations for each of the projects to be funded, the Agent’s satisfactory completion of due diligence in the Agent’s sole discretion, the Agent’s approval of the Second Funding in its sole discretion, investment committee approval of the respective Lenders, execution of the JDA with EMRE (as discussed above), and other reasonable and customary closing conditions.

The Company may draw the remainder of the Facility, $120,000,000, over the first 18 months following the closing and subject to the Agent’s approval to fund (referred to as “Permitted Subsequent Funding Uses”): (i) construction costs, inventory and other capital expenditures of  additional fuel cell projects with contracted cash flows (under power purchase agreements with creditworthy counterparties) that meet or exceed a mutually agreed coverage ratio; and (ii) inventory, working capital, and other costs that may be required to be delivered by the Company on purchase orders, service agreements, or other binding customer agreements with creditworthy counterparties.

The Company will grant to the Agent a right of first offer (“ROFO”) with regard to construction financing indebtedness proposed to be incurred by the Company with respect to fuel cell projects intended to be owed by the Company. To the extent that the ROFO is not exercised by the Agent, the Company may obtain construction financing for these projects from third parties.  The ROFO does not apply to, and there is no restriction on the Company’s right to consummate, take-out financings, including tax equity financings, of any projects upon completion of those projects and such projects’ being placed in service.

Cash interest of 9.9% per annum will be paid quarterly in cash. In addition to the cash interest, “PIK” interest of 2.05% per annum will accrue which will be added to the outstanding principal balance of the Facility but will be paid quarterly in cash to the extent of available cash after payment of the Company’s operating expenses and the funding of certain reserves for the payment of outstanding indebtedness to the State of Connecticut and Connecticut Green Bank. Each Lender will fund its commitments on each funding date in an amount equal to the principal amount of the loans to be funded by such Lender on such date, less 2.50% of the aggregate principal amount of the loans funded by such Lender on such date (the “Loan Discount”), in accordance with the Loan Discount Letter entered into between the Company and the Agent as of October 31, 2019 (the “Loan Discount Letter”). Such Loan Discount shall be in all respects fully earned on the Initial Funding Date and non-refundable and non-creditable thereafter.

Outstanding principal on the Facility will be amortized on a straight-line basis over a seven year term in quarterly payments  beginning one year after the closing; provided that, if the Company does not have sufficient cash on hand to make any required quarterly amortization payments, such amounts shall be deferred and payable at such time as sufficient cash is available to make such payments subject to all outstanding principal being due and payable on the maturity date, which is the date that is eight years after the closing date or October 31, 2027.

The Credit Agreement permits the Company to dispose of or refinance any projects (a “Permitted Project Disposition/Refinancing”) provided that the proceeds are deposited in a Company account (the “Project Proceeds Account”) which is part of the Agent’s collateral and, in the case of any project that has been funded by the Facility (a “Covered Project”), the proceeds from such refinancing or disposition are no less than specific “Payoff Amounts” designated in the Credit Agreement for each such Covered Project.  At such time as the Company consummates a Permitted Project Disposition/Refinancing of a project, net proceeds realized from any such refinancing or disposition, after making contributions to a module replacement reserve account, may be deployed by the Company, subject to the approval of the Agent, for Permitted Subsequent Funding Uses.  Any proceeds of a Permitted Project Disposition/Refinancing that have not been redeployed during the following twelve month period may be required by the Lenders to be prepaid toward outstanding principal on the Facility and, in connection with any such prepayment, a prepayment premium (the “Prepayment Premium”) equal to 20% of the amount being prepaid will be payable.  Such Prepayment Premium will be reduced by all previously accrued interest (both cash interest and PIK interest) and a portion of the original issue discount associated with the Loan Discount allocable to the amount being prepaid.

To the extent that the Company makes other prepayments of principal on the Facility, other than in connection with a Permitted Project Disposition/Refinancing, such prepayments will be subject to a Prepayment Premium equal to 30% of the amount being prepaid, provided that all prior accrued interest (including both cash interest and PIK interest)  and any original discount (with regard to the Loan Discount) allocable to the amount of the prepayment shall be credited against the Prepayment Premium.

In the event that the conditions precedent for the Second Funding are not satisfied by November 22, 2019 such that the Second Funding is not provided by the Lenders, the Company has the option to terminate the Facility (and Credit Agreement), in which case, the Company will have a period of six months to repay the then outstanding principal on the Facility (i.e., the amount of the Initial Funding) plus a Prepayment Premium equal to 15% of such amount, which Prepayment Premium will be reduced by all interest (both cash interest and PIK interest) accrued on such outstanding principal plus the Loan Discount.  Upon such repayment, all liens on the intellectual property and other pledged assets will be released.

In connection with the Company’s providing collateral to the Agent for the Facility, the Company will grant security interests to the Agent in all of the Company’s bank accounts subject to deposit account security agreements, other than certain bank accounts referred to as “Excluded Accounts” and bank accounts maintained for Excluded Assets.  Certain bank accounts will be established pursuant to the terms and conditions of the Credit Agreement, for which security interests will be granted to the Agent, including general corporate accounts, accounts for each of the Covered Projects, a Project Proceeds Account (for the proceeds of Permitted Project Dispositions/Refinancings), a Borrower Waterfall Account (into which net operating cash flow of the Company after payment of operating expenses will be deposited for the payment of debt service to the Agent), a Debt Reserve Account (to fund a reserve for required debt service payments to the State of Connecticut and Connecticut Green Bank), a Preferred Reserve Account (to fund a reserve for required dividends on the Company’s Series B Preferred Stock and the Class A Cumulative Redeemable Exchangeable Preferred Stock (the “Series 1 Preferred Stock”) (or, in lieu of such dividends, the amount required to redeem shares of Series 1 Preferred Stock in an amount equal to the amount of dividends that would otherwise have been paid in respect thereof)), a Module Replacement Reserve Account (to fund a reserve intended to be for the cost of module replacements for projects owned by the Company that would occur during the outstanding term of the Facility) and certain other accounts.   Excluded Accounts consist of bank accounts of the Company used to collateralize performance bonds and other sureties for projects and third party obligations and certain other certain operating accounts of the Company (i.e., payroll, benefits, sales and income tax withholding and related accounts).  Bank accounts relating to Excluded Assets are also not collateral for the Facility.

In connection with the Facility and as required by the Credit Agreement, pursuant to an Agent Reimbursement Letter, dated October 31, 2019, between the Agent and the Company  (the “Agent Reimbursement Letter”), the Company agreed to pay to the Agent a nonrefundable reimbursement in an amount of $100,000 per annum during the time period that the Facility is outstanding, due and payable in quarterly installments of $25,000. The first quarterly installment was paid in connection with the Initial Funding.

The foregoing summary of the terms of the Credit Agreement, the Pledge and Security Agreement, the Loan Discount Letter, and the Agent Reimbursement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Pledge and Security Agreement, the Loan Discount Letter, and the Agent Reimbursement Letter, copies of which are attached as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

In connection with the closing of the Facility and the Initial Funding, on October 31, 2019, the Company issued to the Lenders warrants to purchase up to a total of 6,000,000 shares of the Company’s common stock (the “Initial Funding Warrants”), at an initial exercise price of $0.310 per share.  In addition, under the terms of the Credit Agreement, the Company has agreed to issue to the Lenders, on the date of the Second Funding, additional warrants to purchase up to a total of 14,000,000 shares of the Company’s common stock (the “Second Funding Warrants” and together with the Initial Funding Warrants, the “Warrants”), with an initial exercise price with respect to 8,000,000 of such shares of $0.242 per share and with an initial exercise price with respect to 6,000,000 of such shares of $0.620 per share.

Under the Credit Agreement, the parties agreed that the loans made on the date of the Initial Funding, together with the Initial Funding Warrants, shall be treated as an investment unit. The purchase price of each such investment unit shall equal the total purchase price paid by the Lenders for such loans on the date of the Initial Funding, with $577,778 of the purchase price of the investment unit allocable to the purchase of the Initial Funding Warrants for U.S. federal income tax purposes. The parties further agreed that the loans funded on the date of the Second Funding, together with the Second Funding Warrants, shall be treated as an investment unit.  The purchase price of each such investment unit shall equal the total purchase price paid by the Lenders for such loans on the date of the Second Funding, with $1,228,164 of the purchase price of the investment unit allocable to the purchase of the Second Funding Warrants for U.S. federal income tax purposes.

The Warrants have an eight-year term from the date of issuance, are exercisable immediately beginning on the date of issuance, and include provisions permitting cashless exercises. During the term in which the Warrants are exercisable, the Company is required to reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of common stock upon the exercise of all of the outstanding Warrants. To ensure that it has sufficient shares available for reservation and issuance upon exercise of all of the Warrants, the Company, effective as of October 31, 2019, reduced the number of shares reserved for future issuance and sale under its At Market Issuance Sales Agreement, dated October 4, 2019, between the Company and B. Riley FBR, Inc. (the “Sales Agreement”) from 27,939,382 shares to 7,939,382 shares (thus allowing for total aggregate issuances (past and future) of up to 18,000,000 shares under the Sales Agreement) and reserved 20,000,000 shares for issuance upon exercise of the Warrants. Furthermore, under the terms of the Warrants, the Company may not effect the exercise of any portion of a Warrant, and the holder of such Warrant shall not have the right to exercise any portion of such Warrant, to the extent that after giving effect to such exercise, such holder, collectively with its other Attribution Parties (as defined in the Warrant), would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise. Except as otherwise expressly provided in the Warrant, prior to the exercise of a Warrant the holder of such Warrant will not have any of the rights of a stockholder of the Company, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the shares of common stock purchasable upon exercise of such Warrant.

The Warrants contain customary provisions regarding adjustment to their exercise prices and the type or class of security issuable upon exercise, including, without limitation, adjustments as a result of the Company undertaking or effectuating (a) a  stock dividend or dividend of other securities or property, (b) a stock split, subdivision or combination, (c) a reclassification, (d) the distribution by the Company to substantially all of the holders of its common stock (or other securities issuable upon exercise of a Warrant) of rights, options or warrants entitling such holders to subscribe for or purchase common stock (or other securities issuable upon exercise of a Warrant) at a price per share that is less than the average of the closing sales price per share of the Company’s common stock for the ten consecutive trading days ending on and including the trading day before such distribution is publicly announced, and (e) a Fundamental Transaction (as defined below) or Change of Control (as defined in the Credit Agreement), as explained further below.

If, while a Warrant or any portion thereof is outstanding and unexpired, there is (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in such Warrant), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person (any such event, a “Fundamental Transaction”), then, except in the event of a Fundamental Transaction that constitutes a Change of Control, as part of such Fundamental Transaction, the successor corporation or entity must assume in writing all of the obligations of the Company under such Warrant, such that the holder of such Warrant shall thereafter be entitled to receive, upon exercise of such Warrant, the shares of stock or other securities or property of the successor corporation or entity that the holder would have been entitled to receive if such Warrant had been exercised immediately prior to such Fundamental Transaction.

Notwithstanding the foregoing, at the request of a holder of a Warrant delivered at any time during the period commencing on the earliest to occur of (A) the public disclosure of (1) any Fundamental Transaction in which the successor corporation or entity is not a publicly traded entity whose common equity or ordinary shares, as the case may be, is quoted on or listed for trading on an Eligible Board or Market (as defined in the Warrants) or (2) any Change of Control, as applicable, (B) the consummation of any such Fundamental Transaction or any Change of Control, and (C) such holder first becoming aware of any such Fundamental Transaction or any Change of Control, and ending on the date that is 90 days after the public disclosure of the consummation of such Fundamental Transaction or Change of Control, the Company or the successor corporation or entity (as the case may be) must purchase such Warrant from such holder. The price payable to a holder for a Warrant with respect to which notice is delivered in accordance with the preceding sentence is an amount equal to: (i) in the event that such payment date is on or prior to the second anniversary of the date of issuance of such Warrant, the Black Scholes Value (as defined in the Warrant) of the unexercised portion of such Warrant, or (ii) in the event that such payment date is after the second anniversary of the date of issuance of such Warrant, the difference of (x) the product of (I) the remaining amount of shares of common stock issuable upon the exercise of such Warrant, multiplied by (II) the consideration per share of common stock paid or payable to each holder of common stock in connection with such Fundamental Transaction or Change of Control, minus (y) the aggregate exercise price of such Warrant.

In addition, the Warrants provide that, if while a Warrant, or any portion thereof, remains outstanding and unexpired, common stockholders shall have received, or become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then such Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of such Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would have been entitled to as if such Warrant had been exercised (without regard to any limitations on exercise set forth therein).

In addition, the Company has granted to the holders of the Warrants certain registration rights. Specifically, the Company has agreed to use its commercially reasonable efforts to effect, as soon as practicable after issuance of the Warrants, but in no event later than March 16, 2020, the registration of resales of all shares of common stock issuable upon exercise of the Warrants on a delayed or continuous basis at then-prevailing market prices. Under the terms of the Warrants, the Company agrees to maintain the effectiveness of such registration at all times following the effective date of such registration statement until the earlier of (x) the date as of which a holder of a Warrant may sell all of the shares of common stock issuable upon the exercise of such Warrant without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and without the need for public information under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) of the Securities Act and (y) the date on which the holder of such Warrant shall have sold all of the shares of common stock issuable upon exercise of such Warrant. In the event that (a) such a registration statement is not declared effective by the Securities and Exchange Commission (“SEC”) on or before March 16, 2020, including if a final prospectus is not filed under Rule 424(b) on or prior to the fifth business day immediately following the effective date for such registration statement (an “Effectiveness Failure”), (b) on any day after the effective date of such a registration statement, sales of common stock cannot be made pursuant to such registration statement or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (c) such a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (i) the Company fails to satisfy Rule 144(c)(1), or (ii) the Company has ever been an issuer under Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”), such that a holder is unable to sell all of the shares of stock issuable upon exercise of the Warrant without restriction under Rule 144, then, as partial relief to the holder for damages caused by the delay in, or reduction of, its ability to sell all of such shares (and not exclusive of any other remedies available in equity), the Company shall pay to the holder $25,000 in cash on the date of such Effectiveness Failure, Maintenance Failure, or Current Public Information Failure, as applicable, and on every subsequent 30-day anniversary of (I) an Effectiveness Failure until such Effectiveness Failure is cured; (II) a Maintenance Failure until such Maintenance Failure is cured; and (III) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than 30 days). In the event that any of such payment is not timely made, such payment shall bear interest at the rate of 1.0% per month, prorated for partial months, until paid in full.

The Warrants were (or will be, as applicable) issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

The foregoing summary of the terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is attached as Exhibit 10.6, to this Current Report on Form 8-K and incorporated herein by reference.

Observer Right Agreement

In connection with the Facility and as required by the Credit Agreement, the Company granted the Lenders two non-voting Board observer seats (such Board observers, the “Representatives”) pursuant to an Observer Right Agreement, dated October 31, 2019, among the Company, certain of its subsidiaries, and the Lenders (the “Observer Right Agreement”).  Under the Observer Right Agreement, the Representatives have the right to participate as non-voting observers at all formal meetings of the Board and the Audit and Finance Committee of the Board, but in no event shall the Representatives (i) be deemed members of the Board or the Audit and Finance Committee or (ii) vote on or have the right to propose or offer any motions or resolutions to the Board. In addition, the Representatives are entitled to all notices, minutes, consents and other materials provided to members of the Board or the Audit and Finance Committee (subject to certain customary exceptions), to inspect the properties and books and records of the Company, and to consult with members of management of the Company.

Under the Observer Right Agreement, the Representatives are required to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including, but not limited to, the Company’s corporate governance guidelines, code of business conduct and insider trading policy. The Observer Right Agreement also includes standard confidentiality provisions regarding information received by the Representatives in their capacity as such.

The initial Representatives are Gerrit Nicholas and Rui Viana.

The Observer Right Agreement, including the observer right, the right to review books and records, and the right to consult with management, will automatically terminate on the later of the Discharge Date (as defined in the Credit Agreement) or the date that neither the Lenders nor any of their respective affiliates own any interest in the Company (including any Warrant or any equity interest acquired upon the exercise of the Warrants).

In connection with the rights provided to the Lenders and the Representatives under the Observer Right Agreement, the Company has entered into an Indemnification Agreement, by and among the Company, certain of its subsidiaries, the Representatives, the Lenders, and certain of the Lenders’ affiliates (the “Indemnification Agreement”), which provides for indemnification and advancement of expenses to the Representatives, the Lenders, and their respective affiliates (collectively, the “Indemnitees”) to the fullest extent permitted by law. Under the Indemnification Agreement, each Indemnitee is indemnified against all Expenses (as defined in the Indemnification Agreement) actually and reasonably incurred by it or on its behalf if, by reason of a Representative’s status as such or service in such capacity, such Indemnitee is, or is threatened to be made a party to or otherwise involved in any Proceeding (as defined in the Indemnification Agreement). The rights to indemnification and advancement of expenses under the Indemnification Agreement are third-party indemnification rights and are not to be provided to the Indemnitees (i) by reason of such Indemnitee being a director or officer of the Company or its subsidiaries, or (ii) as a result of, in connection with, or following a material breach of the Observer Right Agreement.

The foregoing summary of the terms of the Observer Right Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Observer Right Agreement (which includes, as Exhibit A thereto, a copy of the Indemnification Agreement), a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Engagement with Huron Consulting Services LLC

As previously disclosed, on June 2, 2019, the Company entered into an engagement letter (as amended effective as of August 26, 2019, the “Engagement Letter”) with Huron Consulting Services LLC (“Huron”), pursuant to which Huron has been providing, since June 2, 2019, various services related to the Company’s restructuring and contingency planning initiatives. In accordance with the Engagement Letter, on June 2, 2019, the Board of Directors of the Company (the “Board”) appointed Laura Marcero, a Managing Director of Huron, as Chief Restructuring Officer (“CRO”) of the Company and its subsidiaries, and Lee Sweigart, a Senior Director of Huron, as Deputy Chief Restructuring Officer (“DCRO”) of the Company and its subsidiaries. Such appointments were effective as of 12:01 a.m. Eastern Time on June 3, 2019. Pursuant to the terms of the Engagement Letter, Huron is entitled to a success fee of $500,000 based upon a successful restructuring, including, but not limited to, a resolution involving right sizing or extension of the business, and/or asset sales, and/or an extension of refinancing of the Company’s credit facility, or other events that the Board deems worthy of a success fee.

As a result of the restructuring and payoff of the Company’s senior secured credit facility and the execution of the JDA, the Board has determined that Huron has earned a success fee under the Engagement Letter of $500,000.  In addition, based on the progress made by the Company since the engagement of Huron, the Board has determined that the Company no longer requires Huron’s services, and therefore has terminated the engagement with Huron and the services being provided by Huron through the CRO, the DCRO, and otherwise, effective as of October 31, 2019.  Accordingly, as of October 31, 2019, Laura Marcero and Lee Sweigart no longer serve as the CRO and DCRO, respectively, of the Company and its subsidiaries.

Loan Agreement with NRG Energy, Inc.

As previously disclosed, on July 30, 2014, FuelCell Energy Finance, LLC (“FuelCell Finance”), a wholly owned subsidiary of the Company, entered into a loan agreement (as amended from time to time, the “NRG Loan Agreement”) with NRG, pursuant to which NRG extended a $40 million revolving construction and term financing facility (the “NRG Facility”) to FuelCell Finance for the purpose of accelerating project development by the Company and its subsidiaries.  On December 13, 2018, FuelCell Finance’s wholly owned subsidiary, Central CA Fuel Cell 2, LLC (“Co-Borrower”), drew a construction loan advance of approximately $5.8 million under the NRG Facility. In conjunction with this advance, the NRG Loan Agreement was amended on December 13, 2018, and this advance became the last advance under the NRG Facility.  The NRG Loan Agreement was also subsequently amended on March 29, 2019, June 13, 2019, July 11, 2019, August 8, 2019, and September 30, 2019.

On October 31, 2019, FuelCell Finance and NRG entered into a payoff letter (the “NRG Payoff Letter”), pursuant to which FuelCell Finance paid off all of its indebtedness to NRG and thereby terminated the NRG Loan Agreement.

Pursuant to the Payoff Letter, FuelCell Finance paid, on October 31, 2019, a total of $4,116,534 to NRG (the “NRG Payoff Amount”), representing the outstanding principal, accrued but unpaid interest, fees, costs, and other expenses due and owing to NRG under the note and the related loan documents through the maturity date, in repayment of FuelCell Finance’s outstanding indebtedness under the NRG Loan Agreement and related loan documents. Upon acceptance by FuelCell Finance of the NRG Payoff Letter and payment to NRG of the NRG Payoff Amount on October 31, 2019, all of the Company’s outstanding indebtedness to NRG under the NRG Loan Agreement was deemed repaid and satisfied in full and the NRG Loan Agreement was automatically terminated.

In addition, in connection with the termination of the NRG Loan Agreement, upon payment to NRG of the NRG Payoff Amount on October 31, 2019, NRG released all of the collateral from the liens under the security documents and the Company, FuelCell Finance and Co-Borrower were unconditionally released from their respective obligations under the NRG loan documents without further action or documentation.

The foregoing summary of the terms of the NRG Payoff Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the NRG Payoff Letter, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Construction Loan Agreement with Generate Lending, LLC

As previously disclosed, on December 21, 2018, the Company, through its indirect wholly-owned subsidiary FuelCell Energy Finance II, LLC (“FCEF II”), entered into a Construction Loan Agreement (as amended from time to time, the “Generate Loan Agreement”) with Generate, pursuant to which Generate agreed to make available to FCEF II a credit facility in an aggregate principal amount of up to $100.0 million.  In connection with the execution of the Generate Loan Agreement by Generate and FCEF II and concurrently therewith, Generate, FCEF II and the Company entered into a Right to Finance Agreement, which gave the Generate an exclusive right, subject to certain exclusions and exceptions, to provide construction financing through the Generate facility to all of the Company’s stationary fuel cell projects. The Generate Loan Agreement was subsequently amended on June 28, 2019, August 13, 2019 and September 30, 2019.

FCEF II and Generate entered into a payoff letter, dated October 30, 2019 (the “Generate Payoff Letter”), pursuant to which, on October 31, 2019, FCEF II paid off all of its indebtedness to Generate and thereby terminated the Generate Loan Agreement.

Pursuant to the Generate Payoff Letter, FCEF II paid, on October 31, 2019, a total of $7,069,448.92 to Generate (the “Generate Payoff Amount”), representing the principal, accrued and unpaid interest, fees, costs, and expenses payable under the Generate Loan Agreement, in repayment of FCEF II’s outstanding indebtedness under the Generate Loan Agreement. Upon receipt by Generate of the Generate Payoff Amount on October 31, 2019, all of FCEF II’s outstanding indebtedness to Generate under the Generate Loan Agreement and the other related loan documents was paid in full.

Upon the acceptance of the Generate Payoff Letter by FCEF II and Generate’s receipt of the Generate Payoff Amount on October 31, 2019, Generate’s commitments to extend further credit to FCEF II or its subsidiaries under the Generate Loan Agreement terminated, all obligations of FCEF II and its subsidiaries under the Generate Loan Agreement were terminated and satisfied in full (other than certain indemnification obligations or those obligations that by their terms survive the repayment of the obligations under the Generate Loan Agreement), the Generate Loan Agreement and all other loan documents entered into in connection with the Generate Loan Agreement were terminated (other than those provisions that by their terms survive repayment), and all security interests, guarantees and liens created as security for the obligations under the Generate Loan Agreement (including, but not limited to, the collateral) were automatically released.

The foregoing summary of the terms of the Generate Payoff Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Generate Payoff Letter, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2019, the Company issued a press release announcing the cessation of the engagement of Huron and the services being provided by Huron through the CRO, the DCRO, and otherwise.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On November 6, 2019, the Company issued a press release announcing the execution of the JDA with EMRE.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

On November 6, 2019, the Company issued a press release announcing the closing of the Facility with Orion Energy Partners Investment Agent, LLC and certain of its affiliates.  A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 8.01.	Other Events.

Reduction of Shares Reserved for Issuance and Issuable Under At Market Issuance Sales Agreement

Effective as of October 31, 2019, the Board reduced the number of shares reserved for future issuance and sale under the Sales Agreement from 27,939,382 shares to 7,939,382 shares (thus allowing for total aggregate issuances (past and future) of up to 18,000,000 shares under the Sales Agreement).  In connection with this reduction, on November 6, 2019, the Company filed a prospectus supplement (the “ATM Prospectus Supplement”) amending the prospectus supplement dated October 4, 2019 and its accompanying prospectus dated August 21, 2018, related to Sales Agreement, to reduce the number of shares of the Company’s common stock available for sale under the ATM Prospectus Supplement pursuant to the Sales Agreement.

As of November 6, 2019 (the date of the ATM Prospectus Supplement), the Company has sold 10,060,618 shares of its common stock under the Sales Agreement for aggregate gross proceeds of $3,034,163 less aggregate commissions of $91,088.  Further, as of November 6, 2019, the maximum number of shares of common stock available for potential future sales under the Sales Agreement is up to 7,939,382 shares.

The shares previously sold under the Sales Agreement were issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-226792), previously filed with the SEC on August 10, 2018, and declared effective by the SEC on August 21, 2018. Prospectus supplements related to the Company’s at-the-market equity program were also filed with the SEC on October 4, 2019 and November 6, 2019. This Current Report on Form 8-K does not constitute and shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of shares of the Company’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed or furnished herewith (as applicable):

Exhibit No.	Description
10.1	Joint Development Agreement, effective as of October 31, 2019, between FuelCell Energy, Inc. and ExxonMobil Research and Engineering Company.

10.2	Credit Agreement, dated as of October 31, 2019, among FuelCell Energy, Inc., the Guarantors party thereto, the Lenders party thereto, and Orion Energy Partners Investment Agent, LLC.

10.3	Pledge and Security Agreement, dated as of October 31, 2019, among FuelCell Energy, Inc., each of the Subsidiaries party thereto, and Orion Energy Partners Investment Agent, LLC.

10.4	Loan Discount Letter dated October 31, 2019 from Orion Energy Partners Investment Agent, LLC to FuelCell Energy, Inc.

10.5	Agent Reimbursement Letter dated October 31, 2019 from Orion Energy Partners Investment Agent, LLC to FuelCell Energy, Inc,

10.6	Form of Warrant issued/to be issued to the Lenders Pursuant to the Credit Agreement.

10.7

Observer Rights Agreement, dated October 31, 2019, among FuelCell Energy, Inc., the Subsidiaries from time to time party thereto, Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities Fund II GPFA, L.P.

10.8	Payoff Letter, dated October 31, 2019, by and between FuelCell Energy Finance, LLC and NRG Energy, Inc.

10.9	Payoff Letter, dated October 30, 2019, by and between FuelCell Energy Finance II, LLC and Generate Lending, LLC.

99.1	Press Release issued by FuelCell Energy, Inc. on November 5, 2019.

99.2	Press Release issued by FuelCell Energy, Inc. on November 6, 2019.

99.3	Press Release issued by FuelCell Energy, Inc. on November 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 6, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer